EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401, 333-41403, 333-80559, 333-80571, 333-98035, 333-101239, 333-122962 and 333-146233 on Form S-8 and Registration Statement No. 333-133724 on Form S-3 of our reports dated January 29, 2008, relating to the consolidated financial statements of Progress Software Corporation (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting for share-based payments upon the adoption of Financial Accounting Standards Board No. 123(R), “Share-Based Payment”, effective December 1, 2005) and the effectiveness of Progress Software Corporation’s internal control over financial reporting dated January 29, 2008, appearing in this Annual Report on Form 10-K of Progress Software Corporation for the year ended November 30, 2007.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
January 29, 2008